Exhibit 10.6

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
OF LEASES AND SERVICE CONTRACTS

This Bill of Sale and Assignment and Assumption of Leases and Service Contracts (this "Agreement") is made and entered into this 27th day of July, 2017, by and between Verandas at Mitylene, LLC, a Delaware limited liability company ("Seller"), and IRESI Montgomery Mitylene, L.L.C., a Delaware limited liability company ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller and Inland Real Estate Acquisitions, Inc., an Illinois corporation, have previously entered into that certain Purchase and Sale Agreement, dated May 30, 2017, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 12, 2017, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated July 6, 2017, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated July 19, 2017 (collectively, as assigned to Purchaser, the "Contract"), having Chicago Title Insurance Company as party for the limited purposes set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Contract, Seller is conveying to Purchaser, by Statutory Warranty Deed, (i) those certain tracts or parcels of real property located in Montgomery, Montgomery County, Alabama, and more particularly described on Exhibit A, attached hereto and made a part hereof (the "Land"), (ii) the rights, easements and appurtenances pertaining to the Land (the "Related Rights"), and (iii) the buildings, structures, fixtures and other improvements on and within the Land (the "Improvements"; and the Land, the Related Rights and the Improvements being sometimes collectively referred to as the "Real Property");

WHEREAS, Seller has agreed to convey to Purchaser certain personal property and assign to Purchaser certain leases and service contracts as hereinafter set forth;

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Purchaser hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.                  Bill of Sale:

(a)       Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller's right, title and interest in, to and under the Tangible Personal Property and the Intangible Property. Seller warrants to Purchaser that Seller owns good title to the Tangible Personal Property, that the Tangible Personal Property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Contract), and that Seller has full right, power and authority to sell the Tangible Personal Property and to make this Bill of Sale. Seller further warrants to Purchaser that Seller has not conveyed to any third party its right, title and interest, if any, in the Intangible Property.

(b)       "Tangible Personal Property" means all tangible personal property owned by Seller upon the Land or within the Improvements, including specifically, without limitation, appliances, equipment, furniture, furnishings, carpeting, draperies and curtains, tools and supplies, and other items of tangible personal property owned by Seller and used exclusively in connection with the ownership, use, maintenance or operation of the Land and the Improvements, and including those items of tangible personal property identified on Exhibit B, attached hereto and made a part hereof by this reference; provided, however, that the Tangible Personal Property does not include the following items: (i) cash and cash equivalents, and any reserves or other deposits funded or made in connection with any financing encumbering the Property, (ii) computer software and computer files, (iii) any time clock(s), (iv) personal property owned by tenants under the Leases, (v) any equipment installed by, or in connection with, any telecommunication or utility provider and which is owned by a party other than Seller, (vi) any items owned by employees of Seller or any property manager, (vii) any items leased to Seller, (viii) any digital voice receivers used in connection with recorded music at the Property, and (ix) all brochures, advertising copy, promotional materials, manuals, reports, portfolios, binders, training materials and other items on which the name "Flournoy" appears.

(c)       "Intangible Property" means (i) all assignable existing warranties and guaranties issued to or inuring to the benefit of Seller in connection with the Improvements or the Tangible Personal Property, including without limitation that certain Limited Shingle Warranty from Atlas Roofing Corporation; (ii) all governmental permits, licenses and approvals, if any, belonging to or inuring to the benefit of Seller and pertaining to the Real Property or the Tangible Personal Property, but only to the extent that such permits, licenses and approvals are assignable, and only to the extent that such permits, licenses and approvals relate to the Real Property or the Tangible Personal Property, as opposed to other property of Seller or its affiliates; (iii) resident and tenant files for current residents and tenants as of the Closing Date, (iv) architectural and civil plans and specifications (to the extent in Seller's possession but excluding any right to reproduce or otherwise use such plans or specifications for future development); (v) the right to use the name "Verandas at Mitylene Apartments"; (vi) all assignable telephone numbers, URLs and website domain names associated with the Real Property including but not limited to the right, at Purchaser's expense, to use www.verandasmontgomery.com for a period of one (1) year after the Closing solely for the purpose of forwarding visitors to Purchaser's website for the Real Property; but excluding any rights in or to the use of the name "Flournoy"; (vii) all logos, works of art, graphic designs and all videos and photos owned and used by Seller in connection with the Real Property; provided that the item listed in this clause (vii) does not use or display the name "Flournoy" and (viii) other non-confidential and non-proprietary records owned by Seller and used in connection with the operation of the Real Property or any part thereof, and located on-site as of the Closing Date, (the property described in this subparagraph 1(c), other than the excluded items, being sometimes herein referred to collectively as the "Intangible Property").

2.                  Assignment and Assumption of Leases:

(a)       Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller's right, title and interest as landlord in, to and under all rental agreements, leases and other agreements in effect as of the date of this Agreement demising space in or providing for the use or occupancy of the Real Property (the "Leases"), together with any and all unapplied refundable tenant security and other unapplied refundable deposits in Seller's possession with respect to the Leases as of the date of this Agreement (collectively, the "Deposits"). The assignment of the Deposits has been made by means of a credit or payment on the closing statement executed by Seller and Purchaser.

(b)       Purchaser hereby assumes, and hereby covenants and agrees to fully and faithfully perform, observe and comply with, all of the covenants, agreements, conditions and other terms and provisions stated in the Leases which, under the terms of the Leases, are to be performed, observed, and complied with by the landlord from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable as landlord under the Leases for obligations arising or accruing from and after the date hereof.

(c)       Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the assertion by any tenant under any of the Leases that Seller has failed to perform, observe and comply with its obligations as landlord under any of the Leases during the period before the date hereof, other than with respect to the Deposits (to the extent paid or assigned to Purchaser or for which Purchaser has received a credit or payment at Closing).

(d)       Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with the landlord's obligations under any of the Leases arising or accruing during the period from and after the date hereof, including without limitation, claims made by tenants with respect to the Deposits, whether arising before, on or after the date hereof (to the extent paid or assigned to Purchaser or for which Purchaser has received a credit or payment at Closing).

(e)       equivalent party under any of the Leases, and the word "tenant" means the tenant, lessee or other equivalent party under any of the Leases.

3.                  Assignment and Assumption of Service Contracts:

(a)       Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller's right, title and interest in, to and under those service, supply, equipment rental and similar agreements set forth on Exhibit C, attached hereto and made part hereof by this reference (the "Service Contracts").

(b)       Purchaser hereby assumes, and hereby covenants and agrees to fully and faithfully perform, observe and comply with, all of the covenants, agreements, conditions and other terms and provisions stated in the Service Contracts which, under the terms of the Service Contracts, are to be performed, observed, and complied with by the property owner from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable under the Service Contracts for obligations arising or accruing from and after the date hereof, including with respect to any and all payments coming due under the Service Contracts for which Purchaser has received a credit or payment on the closing statement executed by Purchaser and Seller (the "Credited Payments").

(c)       Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser by reason of the assertion by any other contract party under any of the Service Contracts that Seller has failed to perform, observe and comply with its obligations under any of the Service Contracts during the period before the date hereof, other than with respect to the Credited Payments (to the extent paid or assigned to Purchaser or for which Purchaser has received a credit or payment at Closing).

(d)       Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller by reason of the failure of Purchaser to perform, observe and comply with its obligations under any of the Service Contracts arising or accruing during the period from and after the date hereof, including without limitation, claims made by any other contract party with respect to the Credited Payments, whether arising before, on or after the date hereof (to the extent paid or assigned to Purchaser or for which Purchaser received a credit or payment at Closing).

4.                  Qualifications. This Agreement is subject to the Permitted Exceptions (as defined in the Contract). This Agreement is also subject to those provisions of the Contract limiting Seller's liability to Purchaser, including but not limited to Article 9 of the Contract.

5.                  Counterparts. This Agreement may be executed in two or more identical counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

6.                  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

7.                  Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of Alabama.

[Signatures begin on the following page]

EXECUTED effective as of the date first above written.

SELLER: VERANDAS AT MITYLENE, LLC, a Delaware limited liability company

By:	FDC Development JV, LLC, a Delaware limited liability company, its sole Member

	By:	Flournoy Development Company, LLC, a Georgia limited liability company, its Manager

		By:	/s/ Jeremy W. Brewer
Jeremy W. Brewer
Authorized Representative

[Signatures continue on the following page]

PURCHASER: IRESI Montgomery Mitylene, L.L.C., a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Its:	Vice President, Treasurer & CAO

[End of Signatures]

EXHIBIT A

Legal Description of Land

Parcel A:

Commence at the intersection of the south right-of-way of Atlanta Highway (U.S. Highway 80) (ROW Varies) and the west line of Section 10, Township 16 North, Range 19 East, Montgomery County, Alabama; thence along said south right-of-way, South 55 degrees 39 minutes 23 seconds East, 1991.82 feet; thence South 34 degrees 23 minutes 24 seconds West, 709.32 feet; thence South 59 degrees 24 minutes 13 seconds East, 842.93 feet to the Point of Beginning; thence from said point of beginning continue South 59 degrees 24 minutes 13 seconds East, 787.00 tent; thence South 17 degrees 04 minutes 08 seconds West, 386.47 feet; thence South 21 degrees 11 minutes 48 seconds West, 384.95 feet to the north right-of-way of Kershaw Railroad Property (100 foot ROW); thence along the said north right-of-way, North 60 degrees 11 minutes 58 seconds West, 1324.00 feet; thence North 56 degrees 57 minutes 42 seconds East 253.27 feet; thence north 29 degrees 32 minutes 28 seconds West, 241.03 feet; thence North 61 degrees 11 minutes 23 seconds East, 66.00 feet; thence South 29 degrees 32 minutes 28 seconds East, 236.16 feet; thence North 56 degrees 57 minutes 42 seconds East, 544.39 feet to the Point of Beginning. Said Parcel lying in the Northwest 1/4 of Section 15, T-16-N, R-19-E, Montgomery County, Alabama.

Parcel B:

Commence at the intersection of the south right-of-way of Atlanta Highway (U.S. Highway 80) (ROW Varies) and the west line of Section 10, Township 16 North, Range 19 East, Montgomery County, Alabama; thence along said south right-of-way, South 55 degrees 39 minutes 23 seconds East, 1991.82 feet; thence South 34 degrees 23 minutes 24 seconds West 709.32 feet; thence South 59 degrees 24 minutes 13 seconds East, 842.93 feet; thence continue South 59 degrees 24 minutes 13 seconds East

787.00 feet; thence South 17 degrees 04 minutes 08 seconds West 386.47 feet; thence South 21 degrees 11 minutes 48 seconds West, 95.95 feet to the Point of Beginning; thence from said point of beginning, South 68 degrees 48 minutes 12 seconds East, 541.82 feet; thence South 10 degrees 02 minutes 54 seconds West, 210.35 feet; thence South 88 degrees 47 minutes 25 seconds West, 327.71 feet to the north right-of-way of Kershaw Railroad Property (100 foot ROW); thence along said north right-of-way, North 60 degrees 11 minutes 58 seconds West 282.70 feet; thence North 21 degrees 11 minutes 48 seconds West, 289.00 feet to the Point of Beginning. Said parcel lying in the Northwest 1/4 and Northeast 1/4 of Section 15, T-16-N, R-19-E, Montgomery County Alabama.

PARCEL C:

TOGETHER WITH, for the benefit of Parcels A and B, above, easement contained in the following:

A Reciprocal Drainage Easement, contained in Reciprocal Drainage Easement and Maintenance Agreement, dated October 14, 2005, recorded on October 25, 2005, Book 3194, Page 487, in said Probate Office records.

EXHIBIT B

Inventory of Tangible Personal Property

[ATTACHED]

EXHIBIT C

List of Designated Service Contracts

Knology (Resident Cable, Internet, Telephone)

Montgomery Water (Waste Water)

Valet Waste (Trash Removal)

Cort Furniture (Rental Furniture for Corporate Apartments Based on Leases)

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